                                                                    EXHIBIT 99.1

[LOGO]

FOR IMMEDIATE RELEASE                  CONTACT:          James A. Luksch
                                                         Chairman and
                                                         Chief Executive Officer
                                                         (732) 679-4000

                       BLONDER TONGUE REPORTS 2007 YEAR END RESULTS

OLD BRIDGE, NEW JERSEY, April 2, 2008 - Blonder Tongue Laboratories, Inc. (AMEX:
"BDR") today reported net sales of  $33,159,000  for the year ended December 31,
2007, a seven percent (7%) decrease over net sales of  $35,775,000  reported for the year  ended  December  31,  2006.  The  decrease  in net sales is  primarily attributed  to  decreased  sales of analog  headend and  interdiction  products.
Analog headend sales were  $16,170,000 and $17,506,000  and  interdiction  sales were $862,000 and $1,835,000 in 2007 and 2006, respectively.

Loss from continuing  operations  after income taxes was $502,000 or $(0.08) per share for the year ended December 31, 2007 as compared to $96,000 or $(0.01) per share,  for the comparable  period in 2006. Net loss was $561,000 or $(0.09) per share in 2007 as  compared  to net income of $342,000 or $0.05 per share for the comparable period in 2006.

Commenting  on the year end 2007  results,  James  A.  Luksch,  Chief  Executive
Officer,  said,  "Overall  2007  was a  transitional  year  for us.  We  endured consolidation  in the  lodging  market as a result  of the  merger of two of our largest customers in this segment,  the effects of which were not felt until the second half of the year. First and second quarter sales were significantly below expectations  and gross margins  during these periods had not yet benefited from our China  initiative.  We rebounded in the third quarter and our fourth quarter sales were our best for that quarter, in four years. We also began to see modest increases in gross margins during the fourth  quarter,  in part due to our China initiative and a beneficial change in our product mix. During 2007, we increased our  focus in R&D and  expanded  our  capabilities  in  digital  and IP  product development.  We also signed on  international  distributors and have positioned ourselves to take advantage of our  international  brand  recognition.  Finally, with the FCC-mandated  digital  transition set to occur by February 2009, we are developing  new  digital  products  for the  markets  we serve,  in an effort to capture the  anticipated  increase in digital  products  purchases by customers, necessitated by this historic technological transition."

Founded  in  1950,  Blonder  Tongue  Laboratories,   Inc.  has  evolved  from  a
manufacturer  of  electronic  equipment  for the  private  cable  industry  to a principal  provider of integrated  network  solutions and technical  services to
broadband  service  providers  in  the  multiple  dwelling  unit,   lodging  and
hospitality, and institutional cable markets. The Company designs, manufactures, and  supplies a  comprehensive  line of  equipment  to deliver  video  (analog &
digital),  high speed data and voice services over integrated  coaxial and fiber optic broadband networks today and over packet based, Internet protocol networks of the future.  For more information  regarding  Blonder Tongue or its products, please  visit the  Company's  Web site at  www.blondertongue.com  or contact the
Company directly at (732) 679-4000.

"Safe Harbor"  Statement under the Private  Securities  Litigation Reform Act of
1995: The information set forth above includes "forward-looking"  statements and accordingly,  the cautionary  statements  contained in Blonder  Tongue's  Annual
Report and Form 10-K for the year ended December 31, 2007 (See Item 1: Business,
Item 1A:  Risk  Factors  and Item 7:  Management's  Discussion  and  Analysis of
Financial  Condition  and Results of  Operations),  and other  filings  with the
Securities and Exchange  Commission are  incorporated  herein by reference.  The words  "believe",  "expect",  "anticipate",  "should",  "project",  and  similar expressions identify  forward-looking  statements.  Readers are cautioned not to
place  undue  reliance  on  these  forward-looking  statements,   which  reflect
management's  analysis only as of the date hereof.  Blonder Tongue undertakes no obligation to publicly revise these forward-looking statements to reflect events or  circumstances  that arise after the date  hereof.  Blonder  Tongue's  actual results may differ from the anticipated results or other expectations  expressed in Blonder Tongue's "forward-looking" statements.

                                     -MORE-

                        Blonder Tongue Laboratories, Inc.
                    Consolidated Summary of Operating Results
                      (in thousands, except per-share data)

                                                       Year ended
                                                      December 31,
                                               ----------------------------
                                                   2007           2006

Net sales                                          $33,159        $35,775
Gross profit                                        11,309         12,366
Earnings (loss) from operations                        (36)           336
Loss from continuing operations                       (502)           (96)
Loss from discontinued operations (net of
tax)                                                     -           (500)
Gain (loss) on disposal of subsidiary                  (59)           938
Net income (loss)                                    $(561)          $342
Basic and diluted loss per share from
continuing operations                               $(0.08)        $(0.01)
Basic and diluted loss per share from
discontinued operations                              $   -         $(0.06)
Basic and diluted gain per share on disposal        $(0.01)         $0.12
Basic and diluted net income (loss) per
share                                               $(0.09)         $0.05
Basic and diluted weighted average shares
outstanding:                                         6,222          7,592

                       Consolidated Summary Balance Sheets
                                 (in thousands)

                                          December 31, 2007   December 31, 2006

Current assets                                  $13,160           $14,942
Property, plant, and equipment, net               4,530             4,537
Total assets                                     25,949            27,222
Current liabilities                               5,258             5,431
Long-term liabilities                                14             1,559
Stockholders' equity                             20,677            20,232

Total liabilities and
  stockholders' equity                          $25,949           $27,222